Exhibit 99


            Wright Medical Group, Inc. Reports Results for
                Fourth Quarter Ended December 31, 2006

        Fourth Quarter Sales Exceed Communicated Outlook Range

       Quarterly Adjusted Net Income Increases 27%, Adjusted EPS
    Increases 24%; Operating Leverage and Earnings Growth Continues


    ARLINGTON, Tenn.--(BUSINESS WIRE)--Feb. 15, 2007--Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its fourth quarter and full year ended December 31, 2006.

    Net sales totaled $86.6 million during the fourth quarter ended December 31, 2006, representing an 8% increase over net sales of $80.3 million during the fourth quarter of 2005, and exceeding its previously communicated outlook range. Excluding the impact of foreign currency, net sales increased 6% during the fourth quarter. For the full year 2006, the Company's net sales totaled a record $338.9 million, representing a 6% increase over net sales of $319.1 million in 2005. The impact of foreign currency on net sales was not material for the full year 2006.

    Net income for the fourth quarter of 2006 totaled $5.7 million or $0.16 per diluted share. Net income for the fourth quarter of 2005 totaled $2.0 million, or $0.06 per diluted share. Net income for the full year 2006 totaled $14.4 million, or $0.41 per diluted share. For the full year 2005, net income totaled $21.1 million, or $0.60 per diluted share.

    Net income for the fourth quarter of 2006 included the after-tax effect of approximately $3.7 million of non-cash stock-based compensation related to FASB Statement No. 123R and a favorable $1.1 million tax benefit related to the resolution of certain foreign income tax matters. For the full year 2006, net income included the after-tax effects of approximately $13.8 million of non-cash stock-based compensation and the $1.5 million gain on the sale of an investment in the third quarter of 2006, as well as this quarter's $1.1 million income tax benefit. Net income for the fourth quarter and full year 2005 included the after-tax effects of approximately $1.7 million of costs incurred related to management changes in our U.S. and European operations, approximately $1.6 million of charges related to the termination of an agreement to distribute certain third party spinal products in Europe, approximately $1.5 million of charges related to a European distributor transition and the associated legal dispute, and approximately $700,000 of charges related to the disposal of a long-lived asset.

    Excluding those previously mentioned items, fourth quarter net income, as adjusted, increased 27% to $7.5 million in 2006 from $5.9 million in 2005, while fourth quarter diluted earnings per share, as adjusted, increased 24% to $0.21 in 2006 from $0.17 per diluted share in 2005. For the full year 2006, net income, as adjusted, totaled $22.7 million as compared to $25.2 million in 2005, while net income, as adjusted, per diluted share totaled $0.64 in 2006 compared to $0.72 in 2005. A reconciliation of U.S. GAAP to "as adjusted" results is included in the attached financial tables.

    Gary D. Henley, President and Chief Executive Officer, commented, "We are pleased with our fourth quarter financial performance, which exceeded the upper end of our quarterly sales outlook range while meeting the midpoint of our range of earnings expectations which we had revised upward in December. Our sales results were driven by the exceptional performance of our domestic hip business, which grew over prior year by 17%. Further, we continued to see improved sales results in our international markets, which grew 11% over prior year. This sales growth, combined with controlled spending, resulted in operating margin expansion and an adjusted net income growth of 27%."

    Mr. Henley continued, "The fourth quarter marked the one year anniversary of the beginning of the Company's turnaround plan. Throughout 2006, we maintained a steady focus on the execution of that plan and are now very pleased with the results. Our revenue growth rate accelerated modestly from each quarter to the next throughout 2006 while we over-achieved the original bottom line guidance range that we established at the beginning of the year. Most importantly, during the second half of 2006 we successfully reintroduced operating expense leverage back into our business model, positioning ourselves for a continuation of earnings growth as we enter 2007."

    Sales Review

    Globally, the Company experienced growth in its hip, biologics and extremity product lines of 15%, 10%, and 10% respectively and a decline of 2% in the Company's knee product line, during the fourth quarter of 2006 when compared to the fourth quarter of 2005.

    Domestic sales totaled $53.2 million during the fourth quarter of 2006 and $211.0 million for the full year 2006, representing increases of 6% and 7%, compared to the respective year-ago periods. Fourth quarter domestic sales of the Company's hip, extremity and biologics lines reflected growth of 17%, 9%, and 3%, respectively. Fourth quarter domestic sales of the Company's knee product line decreased by 5% compared to 2005.

    International sales totaled $33.3 million during the fourth quarter of 2006, an increase of 11% compared to the fourth quarter of 2005. For the full year 2006, international sales reached $127.9 million, an increase of 5% compared to 2005. The Company's international sales results included a favorable foreign currency impact totaling approximately $1.5 million during the fourth quarter of 2006 and an unfavorable foreign currency impact totaling $313,000 during the full year 2006. Excluding the impact of foreign currency, international sales increased 6% during the fourth quarter of 2006 and 5% during the full year 2006.

    Outlook

    The Company's earnings targets, as communicated in the guidance ranges stated below for the full year and the first quarter of 2007, exclude the effect of possible future acquisitions, other material future business developments, and the impact of expensing non-cash stock-based compensation pursuant to FASB Statement No. 123R.

    The Company has reiterated its previously-communicated sales target for the full year 2007 of a range of $366 million to $374 million, and its previously-communicated as-adjusted earnings per share outlook of a target range for the full year of $0.71 to $0.76 per diluted share, representing annualized growth between approximately 11% and 19% for the full year.

    The Company's anticipated targets for the first quarter of 2007 for net sales are in the range of $90 million to $92 million, representing sales growth objectives between approximately 4% and 7% for the quarter, with as-adjusted earnings per share results ranging from $0.15 to $0.17 per diluted share, representing annualized growth between approximately 7% and 21% for the quarter.

    As noted above, the Company's financial targets exclude the impact of the non-cash stock-based compensation charges associated with FASB Statement No. 123R. While the amount of such non-cash charges will vary depending upon a number of factors, many of which not being within the Company's control, the Company currently estimates that the after-tax impact of expenses associated with FAS 123R will range from $0.31 to $0.35 per diluted share for the full year 2007 and $0.08 to $0.09 per diluted share for the first quarter of 2007.

    The Company's anticipated targets for net sales, adjusted earnings per share and stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-289-0572 (domestic) or 913-981-5543
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on February 22, 2007. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 4535069. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.

    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.

    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2005 under the heading, "Risk Factors" and its quarterly reports), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.

                      Wright Medical Group, Inc.
           Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                      Three Months Ended            Year Ended
                   ------------------------- -------------------------
                   December 31, December 31, December 31, December 31,
                       2006         2005         2006         2005
                   ------------ ------------ ------------ ------------

Net sales              $86,553      $80,268     $338,938     $319,137
Cost of sales           24,989       24,343       97,234       91,752
                   ------------ ------------ ------------ ------------
    Gross profit        61,564       55,925      241,704      227,385

Operating expenses:
  Selling, general
   and
   administrative       49,177       46,089      192,573      167,365
  Research and
   development           5,557        5,784       25,551       22,289
  Amortization of
   intangible
   assets                  895        1,131        4,149        4,250
                   ------------ ------------ ------------ ------------
    Total operating
     expenses           55,629       53,004      222,273      193,904
                   ------------ ------------ ------------ ------------

    Operating
     income              5,935        2,921       19,431       33,481

Interest expense
 (income), net              61          (85)      (1,127)        (176)
Other (income)
 expense, net             (160)          31       (1,643)         237
                   ------------ ------------ ------------ ------------
    Income before
     income taxes        6,034        2,975       22,201       33,420

Provision for
 income taxes              287          932        7,790       12,355
                   ------------ ------------ ------------ ------------

    Net income          $5,747       $2,043      $14,411      $21,065
                   ============ ============ ============ ============

Net income per
 share, basic            $0.16        $0.06        $0.42        $0.62
                   ============ ============ ============ ============

Net income per
 share, diluted          $0.16        $0.06        $0.41        $0.60
                   ============ ============ ============ ============

Weighted-average
 number of
common shares
 outstanding, basic     34,864       34,077       34,434       33,959
                   ============ ============ ============ ============

Weighted-average
 number of
common shares
 outstanding,
 diluted                35,843       35,026       35,439       35,199
                   ============ ============ ============ ============


                      Wright Medical Group, Inc.
                     Consolidated Sales Analysis
                  (dollars in thousands--unaudited)


                                            Three Months Ended
                                     ---------------------------------
                                     December 31, December 31,    %
                                         2006         2005     change
                                     ------------ ------------ -------
Geographic
------------------------------------
Domestic                                 $53,226      $50,270     5.9%
International                             33,327       29,998    11.1%
                                     ------------ ------------ -------
Total net sales                          $86,553      $80,268     7.8%
                                     ============ ============ =======

Product Line
------------------------------------
Hip products                             $31,485      $27,387    15.0%
Knee products                             22,880       23,262   (1.6%)
Biologics products                        17,525       15,868    10.4%
Extremity products                        11,782       10,680    10.3%
Other                                      2,881        3,071   (6.2%)
                                     ------------ ------------ -------
Total net sales                          $86,553      $80,268     7.8%
                                     ============ ============ =======

                                                Year Ended
                                     ---------------------------------
                                     December 31, December 31,    %
                                         2006         2005     change
                                     ------------ ------------ -------
Geographic
------------------------------------
Domestic                                $211,015     $197,547     6.8%
International                            127,923      121,590     5.2%
                                     ------------ ------------ -------
Total net sales                         $338,938     $319,137     6.2%
                                     ============ ============ =======

Product Line
------------------------------------
Hip products                            $122,073     $109,267    11.7%
Knee products                             94,079       94,073     0.0%
Biologics products                        65,455       62,358     5.0%
Extremity products                        45,044       40,594    11.0%
Other                                     12,287       12,845   (4.3%)
                                     ------------ ------------ -------
Total net sales                         $338,938     $319,137     6.2%
                                     ============ ============ =======

                      Wright Medical Group, Inc.
  Reconciliation of Net Sales to Net Sales Excluding the Impact of
                           Foreign Currency
                  (dollars in thousands--unaudited)

                                       Three Months Ended  Year Ended
                                          December 31,    December 31,
                                              2006            2006
                                       ------------------ ------------

Net sales, as reported                           $86,553     $338,938
Currency impact as compared to
 respective prior period                          (1,454)         313
                                       ------------------ ------------
Net sales, excluding the impact of
 foreign currency                                $85,099     $339,251
                                       ================== ============

                      Wright Medical Group, Inc.
 Reconciliation of As Reported Results to Non-GAAP Financial Measures
       (dollars in thousands, except per share data--unaudited)

                                  Three Months Ended    Year Ended
                                  ------------------ -----------------
                                  December  December December December
                                     31,      31,      31,      31,
                                    2006      2005     2006     2005
                                  --------- -------- -------- --------
Operating Income
 Operating income, as reported    $  5,935  $ 2,921  $19,431  $33,481
  Reconciling items impacting
   Gross Profit:
    Non-cash, stock-based
     compensation                      367        1      854       12
    Termination of distribution
     agreement                           -    1,497        -    1,497
                                  --------- -------- -------- --------
      Total                            367    1,498      854    1,509
  Reconciling items impacting
   Selling, General and
   Administrative expenses:
    Non-cash, stock-based
     compensation                    2,758       69   10,766      449
    Termination of distribution
     agreement                           -      139        -      139
    Severance costs                      -    1,582        -    1,582
    European distributor
     transition                          -    1,500        -    1,500
    Write-down of long-lived asset       -      694        -      694
                                  --------- -------- -------- --------
      Total                          2,758    3,984   10,766    4,364
  Reconciling items impacting
   Research and Development
   expenses:
    Non-cash, stock-based
     compensation                      593        1    2,220        6
    Severance costs                      -      161        -      161
                                  --------- -------- -------- --------
      Total                            593      162    2,220      167
                                  --------- -------- -------- --------
  Operating income, as adjusted   $  9,653  $ 8,565  $33,271  $39,521
                                  ========= ======== ======== ========
  Operating income, as adjusted,
   as a percentage of net sales       11.2%    10.7%     9.8%    12.4%
                                  ========= ======== ======== ========

                      Wright Medical Group, Inc.
 Reconciliation of As Reported Results to Non-GAAP Financial Measures
                             (continued)

                                  Three Months Ended    Year Ended
                                  ------------------ -----------------
                                  December  December December December
                                     31,      31,      31,      31,
                                    2006      2005     2006     2005
                                  --------- -------- -------- --------
Net Income
  Net income, as reported          $ 5,747  $ 2,043  $14,411  $21,065
    Pre-tax impact of reconciling
     items:
      Non-cash, stock-based
       compensation                  3,718       71   13,840      467
      Gain on sale of investment         -        -   (1,499)       -
      Termination of distribution
       agreement                         -    1,636        -    1,636
      Severance costs                    -    1,743        -    1,743
      European distributor
       transition                        -    1,500        -    1,500
      Write-down of long-lived
       asset                             -      694        -      694
                                  --------- -------- -------- --------
        Total                        3,718    5,644   12,341    6,040
    Tax effect of reconciling
     items:
      Non-cash, stock-based
       compensation                   (808)     (23)  (2,957)    (180)
      Gain on sale of investment         -        -       95        -
      Termination of distribution
       agreement                         -     (513)       -     (513)
      Severance costs                    -     (546)       -     (546)
      European distributor
       transition                        -     (470)       -     (470)
      Write-down of long-lived
       asset                             -     (217)       -     (217)
      Resolution of foreign tax
       matters                      (1,148)       -   (1,148)       -
                                  --------- -------- -------- --------
        Total                       (1,956)  (1,769)  (4,010)  (1,926)
                                  --------- -------- -------- --------
  Net income, as adjusted          $ 7,509  $ 5,918  $22,742  $25,179
                                  ========= ======== ======== ========

Net Income per Diluted Share
  Net income, as reported, per
   diluted share                   $  0.16  $  0.06  $  0.41  $  0.60
    Non-cash, stock-based
     compensation                     0.08        -     0.30     0.01
    Gain on sale of investment           -        -    (0.04)       -
    Termination of distribution
     agreement                           -     0.03        -     0.03
    Severance costs                      -     0.04        -     0.04
    European distributor
     transition                          -     0.03        -     0.03
    Write-down of long-lived asset       -     0.01        -     0.01
    Resolution of foreign tax
     matters                         (0.03)       -    (0.03)       -
                                  --------- -------- -------- --------
  Net income, as adjusted, per
   diluted share                   $  0.21  $  0.17  $  0.64  $  0.72
                                  ========= ======== ======== ========


                      Wright Medical Group, Inc.
 Reconciliation of Effective Tax Rate, As Reported, to Effective Tax
                           Rate, As Adjusted
                             (unaudited)

                                   Three Months Ended    Year Ended
                                      December 31,      December 31,
                                          2006              2006
                                   ------------------ ----------------

Effective tax rate, as reported                  4.8%            35.1%
Non-cash, stock-based expense                  (0.8%)           (8.6%)
Gain on sale of investment                         -              2.5%
Resolution of foreign tax matters               19.0%             5.2%
                                   ------------------ ----------------
Effective tax rate, as adjusted                 23.0%            34.2%
                                   ================== ================

                      Wright Medical Group, Inc.
                Condensed Consolidated Balance Sheets
                  (dollars in thousands--unaudited)

                                           December 31,  December 31,
                                               2006          2005
                                           ------------- -------------

Assets
Current assets:
   Cash and cash equivalents               $     57,939  $     51,277
   Marketable securities                         30,325        25,000
   Accounts receivable, net                      72,476        61,729
   Inventories                                   86,157        82,381
   Prepaid expenses and other current
    assets                                       32,825        39,994
                                           ------------- -------------
      Total current assets                      279,722       260,381
                                           ------------- -------------

Property, plant and equipment, net               86,265        81,206
Intangible assets, net                           17,795        20,553
Other assets                                     25,620         9,670
                                           ------------- -------------
    Total assets                           $    409,402  $    371,810
                                           ============= =============

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                        $     17,049  $     13,572
   Accrued expenses and other current
    liabilities                                  41,366        45,055
   Current portion of long-term obligations       1,001         5,628
                                           ------------- -------------
      Total current liabilities                  59,416        64,255
                                           ------------- -------------
Long-term obligations                               723         1,728
Other liabilities                                13,439        13,819
                                           ------------- -------------
    Total liabilities                            73,578        79,802
                                           ------------- -------------

Stockholders' equity                            335,824       292,008
                                           ------------- -------------
    Total liabilities and stockholders'
     equity                                $    409,402  $    371,810
                                           ============= =============


    CONTACT: Wright Medical Group, Inc.
             John K. Bakewell, (901) 867-4527